EXHIBIT 10.1
ACQUISITION AGREEMENT

This Acquisition Agreement (“Agreement”) made on this 27th day of October 2009, by and between Artfest International, Inc., a public corporation organized under the laws of Nevada (the “Company”), with its principle place of business at 15851 Dallas Parkway, Suite 600 Addison, TX 75001, and Luxor International (“LXI”), a private company organized under the laws of Nevada, with its principal place of business at 4035 Monument Lane, Frisco Texas 75034.

Terms of Agreement

In consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
ACQUISITION TERMS

1.01           Acquisition. The Company will acquire 100% of the assets listed in Exhibit A attached hereto, in exchange for Five Million ($5,000,000) dollars to be paid in $1,000,000 dollars and $4,000,000 worth of Common shares of the Company’s stock.

1.02             Closing.  The Closing of this transaction will take place on October 28, 2009, under the terms described in Article IV of this Agreement, unless mutually extended by the parties.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to LXI the following:

2.01           Organization.   The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has all necessary corporate powers to own properties and carry on its business. All actions taken by the incorporators, Directors and/or shareholders of Company have been valid and in accordance with all applicable laws.

2.02           Capital. The authorized capital stock of Company consists of 1,000,000,000 shares of Common Stock, of which 961,320,064 shares are issued and outstanding and 5,000,000 shares of Preferred Stock, of which 3,000,000 are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there may be outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of the Company are subject to any stock restriction agreements.

2.03           Financial Statements.   The audited balance sheet as of June 30, 2009, and the related statements of income and retained earnings for the periods then ended fairly present the financial position of the Company as of the dates of the balance sheets included in the financial statements, and the results of its operations for the period indicated.

Artfest International, Inc. / Luxor International Asset Acquisition Agreement October 27, 2009

2.04           Tax Returns.  Within the times, and in the manner prescribed by law, the Company has filed all federal, state, and local tax returns required by law. The Company has paid, or will pay by the Closing, all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by the Company as of the Closing, and there shall be no taxes of any kind, due or owing.

2.05           Ability to Carry Out Obligations.  Company has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Company is a party or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Company or upon the Shares.

2.06           Full Disclosure.  None of the representations and warranties made in this Agreement by the Company, or on its behalf, contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

2.07           Compliance with Laws.  The Company has complied with all, and is not in violation of any, federal, state, or local statute, law, or regulation. The Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

2.08           Litigation. The Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation. To the best of Company’s knowledge, there is no basis for any such action or proceeding, and no such action or proceeding is threatened against the Company.  The Company is not subject to, or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.09           Conduct of Business.  Prior to the Closing, the Company shall not (i) amend its Certificate of Incorporation or Bylaws, other than to restructure the Company for this acquisition, (ii) declare dividends or redeem or sell stock or other securities, except as part of completing this transaction, (iii) incur any liabilities, (iv) acquire any assets, enter into any contract, or guarantee obligations of any third party, or (v) enter into any other transaction, which is outside the bounds of its customary and ordinary operations.

2.10           Truth of Representations.  All of these representations shall be true as of the Closing and shall survive the Closing for a period of one year.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF LXI
LXI represents and warrants to the Company the following:

3.01           Organization. LXI is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has all necessary corporate powers to own properties and carry on its business. All actions taken by the incorporators, directors and/or shareholders of LXI have been valid and in accordance with all applicable laws.

3.04           Ability to Carry Out Obligations.  LXI has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by LXI and the performance by LXI of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which LXI is a party or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of LXI.

Artfest International, Inc. / Luxor International Asset Acquisition Agreement October 27, 2009

3.05           Full Disclosure.  None of the representations and warranties made in this Agreement by LXI, or on behalf of LXI, contains or will contain any untrue statement of a material fact or omit any material fact the omission of which would be misleading.

3.06           Compliance with Laws.  LXI has complied with all, and is not in violation of any, federal, state, or local statute, law, or regulation.

3.07           Litigation. LXI is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding or pending governmental investigation. To the best of LXI’s knowledge, there is no basis for any such action or proceeding, and no such action or proceeding is threatened against LXI.  LXI is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

3.09           Truth of Representations.  All of these representations shall be true as of the Closing and shall survive the Closing for a period of one year.

ARTICLE IV
THE CLOSING

4.01           Closing.  The Closing of this transaction will occur when all of the documents and consideration described below have been delivered to each party. Unless the Closing of this transaction takes place by October 28, 2009, or such other date mutually agreed to, either party may terminate this Agreement.

4.02           Documents to be Delivered at Closing. The following documents, in form reasonably acceptable to the parties, shall be delivered:

4.02.1     Document to be Delivered by Company:

(i)	Certificate of Incorporation, as amended;

(ii)	Bylaws, as amended; and

(iii)	Board Resolutions approving this transaction.

4.02.2     Document to be Delivered by LXI:

(iv)	Board Resolutions approving this transaction.

ARTICLE V
REMEDIES

5.01           Arbitration.   Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Addison, Texas,  in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

Artfest International, Inc. / Luxor International Asset Acquisition Agreement October 27, 2009

5.02           Other Remedies. The forgoing indemnification provision is in addition to, and not derogation of, any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI
MISCELLANEOUS

6.01           Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02           No Oral Change.  This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04           Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings, whether written or oral.

6.05           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all parties as originals.

6.06           Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to Company:
Edward Vakser, CEO
15851 Dallas Parkway, Suite 600
Addison, TX 75001
P: (877) 278-6672
F: (866)534-2847

Artfest International, Inc. / Luxor International Asset Acquisition Agreement October 27, 2009

If to LXI:
Mark Okhman, President
4035 Monument Lane
Frisco Texas 75034
P: (972) 732-1212

6.07           Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

6.08           Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement for a period of one year.

6.09           Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.10           Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.11           Severability.  In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision, which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.